UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2003

DIATECT INTERNATIONAL CORPORATION

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(Exact name of registrant as specified in its charter

California	0-10147	95-355578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

875 South Industrial Parkway, Heber City, Utah, 84032

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(Address of principal executive office)

(435) 654-4370

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(Registrant’s phone number including area code)

ITEM 5.

OTHER INFORMATION

On August 12th, 2003, Diatect International Corporation, (the “Company” or “Diatect”) entered into a letter of intent with Diatomaceous Earth Deposits of Virginia to purchase 90%of Diatect’s diatomaceous earth mining site in Oregan for $31.1 million.  At the current time, Diatect expects to finalize the transaction on or before September 15, 2003.  Diatomaceous Earth Deposits of Virginia is a corporation co-owned by Michael P. McQuade, an outside director of the Company.  Initial terms of the agreement call for Diatect to receive annual payments for $1.9 million per year beginning in September 2005 and continuing for a period of fifteen years thereafter.  Other terms will be negotiated prior to the scheduled closing.

Diatomaceous Earth

Deposits of Virginia

30 Courthouse Road

Richmond, VA 23236

804-794-8582 (Voice)

804-379-2159 (Fax)

August 12, 2003

Jay Downs, President

Diatect International

875 S Industrial Parkway

Herber, Utah 84032

Dear President Downs,

It is my great pleasure to inform you of our intent to purchase 90% of White Mountain Diatomite Project, consisting of all of Section 9 in Township 18 South, Range 41 East, Willamette Meridian in the White Mountain Range in Oregan.  The purchase price of $31,125,600 with the payment terms of $1,945,350 a year through 2021 beginning September 1, 2005, is acceptable.  I would ask for a closing on or before September 15, 2003, as we should be able to complete our due diligence by that date.

Best regards,

/s/ Michael P. MCQuade

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Michael P. McQuade

President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

DIATECT INTERNATIONAL CORPORATION

August 15, 2003

/s/ Jay W. Downs

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Jay W. Downs

Principal Executive Officer

Principal Financial Officer